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                                                                    EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS

       We consent to the incorporation by reference in this Registration Statement on Form S-8 and related Prospectus pertaining to the Scholastic Corporation 2001 Stock Incentive Plan of our report dated July 18, 2001 with respect to the consolidated financial statements and schedule of Scholastic Corporation included in its Annual Report on Form 10-K for the year ended May 31, 2001 filed with the Securities and Exchange Commission.



                                                /s/ Ernst & Young LLP


New York, New York
January 18, 2002










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